SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

WellPoint, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for the

WellPoint, Inc. Shareholder Meeting to be Held on May 17, 2011

Under the Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The annual report and proxy statement are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1 : Go to www.envisionreports.com/wlp to view the materials.
Step 2 : Click on Cast Your Vote or Request Materials.
Step 3 : Follow the instructions on the screen to log in.
Step 4 : Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. Otherwise you will not receive a paper or email copy of the proxy materials. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 7, 2011 to facilitate timely delivery.

WellPoint’s Annual Meeting of Shareholders will be held on May 17, 2011 at the Hilton Hotel, 120 West Market Street, Indianapolis, Indiana 46204, at 8:00 a.m., Eastern Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR each of the nominees, FOR Proposals 2, 3 (a - e) and 4, 1 YEAR for Proposal 5 and AGAINST Proposals 6, 7 and 8.

1.	Election of Directors for a three-year term:
1a – Angela F. Braly
1b – Warren Y. Jobe
1c – William G. Mays
1d – William J. Ryan

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2011.

3.	To approve amendments to the WellPoint, Inc. Articles of Incorporation:

3a –	Removing supermajority voting requirements for restrictions on ownership and transfer of stock, voting rights of shares and number of directors
3b –	Removing supermajority voting requirements for removal of directors and for certain business combinations and other supermajority provisions
3c –	Removing certain restrictions on ownership of shares
3d –	Deleting certain obsolete provisions

3e –	Deleting other obsolete provisions and making conforming changes.
4.	Advisory vote on the compensation of our named executive officers.

5.	Advisory vote on the frequency of an advisory vote on compensation of our named executive officers.

6.	If properly presented at the meeting, to vote on a shareholder proposal concerning a feasibility study for converting to nonprofit status.

7.	If properly presented at the meeting, to vote on a shareholder proposal to change our jurisdiction of incorporation from Indiana to Delaware.

8.	If properly presented at the meeting, to vote on a shareholder proposal to separate the Chair and CEO positions.

PLEASE NOTE – THIS IS NOT A PROXY CARD. YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Annual Meeting of Shareholders

Hilton Hotel, 120 West Market Street, Indianapolis, IN 46204

Tuesday, May 17, 2011

Registration and Seating Available at 7:30 a.m. Eastern Daylight Time

Meeting Begins Promptly at 8:00 a.m. Eastern Daylight Time

Please plan to arrive early as there will be no admission after the meeting begins.

Directions to the Hilton Hotel can be obtained by calling 317-972-0600 or visiting the hotel’s website at www.hilton.com

To attend the meeting, please present this notice card and photo identification at the registration desk upon arrival.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side of this notice when requesting a set of proxy materials.

→	Internet – Go to www.envisionreports.com/wlp. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy of materials for future meetings.

→	Email – Send an email to investorvote@computershare.com with “Proxy Materials WellPoint” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of the current meeting materials. You can also state your preference to receive a paper copy of materials for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 7, 2011.

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